Exhibit 99.1

Village Farms International Reports Q4 and 2023 Financials:Record Consolidated Sales for Q4

Fourth Quarter Highlights

•
Canadian Cannabis Delivers 14% Year-Over-Year Sales Increase, Positive Adjusted EBITDA and Cash Flow
•
Canadian Cannabis Reclaims #2 National Market Share Position1
•
U.S. Cannabis Delivers Positive Adjusted EBITDA and Cash Flow
•
Fresh Produce Delivers Significant Year-over-Year Improvement, With Positive Adjusted EBITDA for the Year

Annual Highlights

•
Consolidated Net Loss Per Share Narrows to ($0.29), Adjusted EBITDA Improves Significantly to $7.6 Million; Cash Flow from Operations Improves Significantly to $5.3 Million
•
Canadian Cannabis Delivers 20-Fold Increase in Net Income and 10-Fold Increase in Adjusted EBITDA
•
All Core Businesses Generate Positive Adjusted EBITDA

Vancouver, BC, March 13, 2024 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today announced its financial results for the fourth quarter and year ended December 31, 2023. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“Our Canadian Cannabis business remains the undisputed leader in that market, with record sales and another quarter of positive adjusted EBITDA and cash flow in the fourth quarter,” said Michael DeGiglio, President and Chief Executive Officer. “We reclaimed the number two national market share rank across all categories and are steadily closing the gap on the top position. Record retail branded sales were complemented by another especially strong quarter for non-branded wholesale sales. In our non-branded wholesale channel, we took advantage of improved supply conditions and pricing created by the shift of many of our peers to asset light models, significantly reducing our non-brand-spec inventory. While these close out sales are temporarily affecting gross margin and adjusted EBITDA, they are generating additional cash flow, and will support more efficient, higher cash conversion inventory turnover this year and beyond.”

“We are encouraged by early signs of a more favorable operating environment for our Canadian Cannabis segment. Reduction in biomass oversupply, recent stabilization of retail pricing, more aggressive actions to address ballooning delinquent excise duties, and recommendations to change the excise duty to 10% of sales will benefit the industry’s profit potential, and especially our business as a profitable leader. Village Farms paid C$78 million in excise duties in 2023 on sales of C$232 million – an effective rate of nearly 34%.”

“On the international front, earlier this year we started the build out of our first production facility in the Netherlands, where we are proud to be the only North American participant in the first legal recreational cannabis market in a major European country. Production is targeted to begin later this year. We expanded our export program for the European medical market to the United Kingdom, with additional markets expected to be added this year. Notably, recent positive progress around German medical use regulation provides us with additional opportunity going forward as the market grows.”

“In our U.S. Cannabis business, we generated positive adjusted EBITDA and positive cash flow.”

“Within our Fresh Produce business, we achieved our goal of positive adjusted EBITDA for the year, with another quarter of significant year-over-year improvement. Our produce business is stable, and we are working toward sustainable profitability and cash flow. We are executing on our plan with respect to customer profitability, continuous cost improvement and operational efficiency. Our Fresh Produce expertise and a portion of our Texas-based assets remain a transformational opportunity to replicate our success in Canada in the next iteration of US high-THC cannabis regulation.”

“The fourth quarter closed a year in which each of our core businesses delivered positive adjusted EBITDA. Our strong momentum throgh the back half of 2023 has accelerated in 2024, marking a great start to a year that we believe will see new levels of performance across our businesses.”

Fourth Quarter 2023 Financial Highlights

(All comparable periods are for the fourth quarter of 2022 unless otherwise stated)

Consolidated

•
Consolidated sales increased 7% year-over-year to $74.2 million from $69.5 million;
•
Consolidated net loss improved to ($22.5 million), or ($0.20) per share, compared with ($49.3 million), or ($0.54) per share;
•
Consolidated adjusted EBITDA (a non-GAAP measure) improved to ($0.7 million) from ($11.8 million); and,
•
Consolidated cash used was $5.2 million compared with $1.5 million.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience)

•
Net sales increased 15% to $32.0 million (C$43.6 million) from $27.9 million (C$38.2 million) (an increase of 14% in Canadian dollars);
•
Retail branded sales increased 5%, international (export) sales decreased (66%) and non-branded (wholesale) sales increased 339%;
•
Gross margin was 23% compared with 1%. Gross margin for the fourth quarter of 2023 was reduced by sales of non-brand-spec inventory in the non-branded channel as strong demand drove improved supply dynamics;
•
Net loss improved to ($1.0 million) (C$1.3 million) from net loss of ($2.8 million) (C$3.8 million); and,
•
Adjusted EBITDA was $1.5 million (C$2.1 million) compared with ($6.4 million) (C$8.7 million).

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $5.1 million compared with $5.3 million;
•
Gross margin was 66% compared 67%;
•
Net loss improved to ($13.7 million) from a net loss of ($20.9 million), with net losses for the fourth quarters of 2023 and 2022 being impacted by the write down of intangible assets of ($14.0 million) and ($13.5 million), respectively; and,

•
Adjusted EBITDA increased to $0.4 million from $0.3 million.

Village Farms Fresh (Produce)

•
Sales were $37.1million compared with $36.2 million;
•
Net loss improved significantly to ($4.0 million) from ($20.7 million); and,
•
Adjusted EBITDA improved to ($0.6million) from negative ($3.0 million), with adjusted EBITDA for the fourth quarter of 2023 impacted by a later than expected seasonal increase in pricing,

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Reclaimed the number two market share position across all product categories for the fourth quarter of 20231;
•
Rose LifeScience maintained the number two market share position in Quebec, expanding its share in each successive quarter of the year1;
•
In the non-branded channel, took advantage of improved supply conditions and pricing created by shift of many producers to asset light models by significantly reducing non-brand-spec inventory, generating additional cash flow and supporting more efficient, higher cash conversion inventory turnover going forward;
•
Pure Sunfarms brand launched a new high-THC 1g vape offering, featuring formulations to maximize flavour, potency and consumer experience;
•
The Canadian Cannabis business’ premium Soar brand launched its first 1g Infused Blunts, which feature fresh, hang dried cannabis flower infused with a premium oil for consumers looking for an elevated cannabis experience; and,
•
Village Farms was named the Best Canadian Cannabis Company at the Benzinga Cannabis Awards for the second consecutive year.

International Cannabis

•
The Company continues to leverage its high-quality Canadian Cannabis products and portfolio for the international export market, with a primary focus on Europe and Australia. Nine of the Company’s best-selling strains in Canada are now being sold across four international medical markets. The Company has a strategy in place to accelerate international export sales in current markets, while expecting to launch products in additional European markets this year.
•
Subsequent to quarter end, the Canadian Cannabis business commenced exports to the United Kingdom, launching some of Village Farms’ most popular strains under the Pure Sunfarms, with strains under The Original Fraser Valley Weed Co. (“Fraser Valley”) to come; and,
•
Subsequent to quarter end, the Company commenced the build-out of its first indoor cannabis production facility in Drachten, Netherlands. Through its majority-owned (85%) subsidiary, Leli Holland, Village Farms holds one of 10 licenses permitting it to legally produce and distribute recreational cannabis in the Netherlands under the Dutch Cannabis Supply Chain Experiment. Production is targeted to start during the fourth quarter of 2024 with initial sales in early 2025.

U.S. Cannabis

•
Launched a new visual brand for CBDistillery, including a revamped web site, focused on the wellness attributes of its products;

•
Continued to advance the internalization of gummy production, ensuring consistency of supply while supporting higher gross margins;
•
Ended the year with its highest ever highest product rating;
•
Expanded the proportion of subscription-based sales to 69% in 2023 from 56% in 2022; and,
•
John Harloe, J.D., Ph.D., General Counsel at BHB, was appointed to the governing board of Colorado’s Institute of Cannabis Research (ICR).

VF Fresh (Produce)

•
Commenced the re-purposing of half of the Delta 2 facility back to producing tomatoes for the 2024 calendar year, with the additional production expected to contribute incremental cash flow and profitability to this division;
•
Capital expenditure investments in infrastructure and technology made in the fourth quarter of 2023 are contributing to improved operating efficiencies in 2024; and,
•
The Company has an ongoing sale process for its Monahans (Permian Basin, Texas) greenhouse facility. It is also evaluating other uses for the site and facility, some of which are outside its historical produce business.

Village Farms Clean Energy

•
The Delta, British Columbia Renewable Natural Gas (RNG) Project is in the process of being operationalized. When operational, the Delta RNG Project is expected to immediately contribute incremental cash flow and profitability.

Other

•
Village Farms’ President and Chief Executive Officer, Michael DeGiglio, was named a 2023 Notable Leader in Cannabis by Green Market Report, an aggregator of financial news and analytics for the cannabis industry.

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Change to Adjusted EBITDA Calculation

Based on feedback and guidance from the U.S. Securities and Exchange Commission, Village Farms has changed its method for calculating adjusted EBITDA such that it no longer excludes inventory write-downs from adjusted EBITDA. Previously reported adjusted EBITDA figures for the fourth quarter and full year 2022 have been adjusted to reflect this change. Specifically, for the fourth quarter and year ended December 31, 2022, the Company previously included adjustments of $11.0 million from loss on inventory write-downs in the Canadian Cannabis business. There were no inventory write-downs in the any of the Company’s businesses in the fourth quarter or the full year 2023.

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended December 31,
	2023		2022
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$43.6	$32.0	$38.2	$27.9	14%
Total Cost of Sales	$33.7	$25.2	$37.8	$27.8	-11%
Gross Margin	$9.9	$6.8	$0.2	$0.1	4850%
Gross Margin %	23%	21%	1%	1%	4237%

SG&A	$10.2	$7.0	$10.5	$7.8	-3%
Net income (loss)	$(1.3)	$(1.0)	$(3.8)	$(2.8)	N/A%
Adjusted EBITDA (1)	$2.1	$1.5	$(8.7)	$(6.4)	N/A%
Adjusted EBITDA Margin(1)	5%	5%	-23%	-23%	N/A%
Cash Flow	$0.4	$0.6	$(1.8)	$(1.2)	-122%

(millions except % metrics)	Year Ended December 31,
	2023		2022
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$154.0	$114.0	$143.5	$109.9	7%
Total Cost of Sales	$104.8	$78.1	$104.7	$80.5	0%
Gross Margin	$49.2	$35.9	$38.3	$29.4	28%
Gross Margin %	32%	31%	27%	27%	20%
SG&A	$40.2	$29.3	$41.1	$31.6	-2%
Net income (loss)	$4.0	$2.9	$0.2	$0.1	1900%
Adjusted EBITDA (1)	$20.0	$14.8	$2.1	$2.0	852%
Adjusted EBITDA Margin(1)	13%	13%	1%	1%	787%
Cash Flow	$7.3	$5.6	$(2.5)	$(2.4)	-392%

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience.

Canadian Cannabis’ Percent of Sales by Channel

(millions except % metrics)	Three Months Ended December 31,
	2023		2022
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$56.1	$41.2	$53.5	$39.3	5%
International Sales	$1.1	$0.8	$3.2	$2.3	-66%
Non-Branded Sales	$7.9	$5.7	$1.8	$1.3	339%
Other	$0.7	$0.6	$0.5	$0.3	40%
Less: Excise Taxes	$(22.2)	$(16.3)	$(20.8)	$(15.3)	7%
Net Sales	$43.6	$32.0	$38.2	$27.9	14%

(millions except % metrics)	Year Ended December 31,
	2023		2022
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$202.4	$149.9	$177.2	$135.6	14%
International Sales	$6.2	$4.6	$5.2	$3.9	19%
Non-Branded Sales	$21.0	$15.5	$23.3	$17.9	-10%
Other	$2.7	$2.0	$3.4	$2.6	-21%
Less: Excise Taxes	$(78.3)	$(58.0)	$(65.6)	$(50.1)	19%
Net Sales	$154.0	$114.0	$143.5	$109.9	7%

Presentation of Financial Results

The Company’s financial statements for the three and twelve months ended December 31, 2023, as well as the comparative periods for 2022, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Sales	$74,225	$69,457	$285,603	$293,572
Cost of sales	(63,219)	(66,561)	(236,177)	(266,075)
Gross margin	11,006	2,896	49,426	27,497
Selling, general and administrative expenses	(15,521)	(18,020)	(65,501)	(72,265)
Interest expense	(977)	(914)	(4,509)	(3,244)
Interest income	277	78	1,018	207
Foreign exchange gain (loss)	904	(84)	602	(2,255)
Other income (expense), net	3	(109)	5,616	(115)
Write-off of joint venture loan	—	—	—	(592)
Impairments	(14,020)	(13,500)	(14,020)	(43,299)
Loss before taxes and loss from equity method investments	(18,328)	(29,653)	(27,368)	(94,066)
Provision for income taxes	(4,182)	(19,244)	(4,451)	(4,681)
Loss including non-controlling interest and before equity losses	(22,510)	(48,897)	(31,819)	(98,747)
Less: net loss (income) attributable to non-controlling interests, net of tax	27	(432)	21	269
Loss from equity method investments	—	—	—	(2,668)
Net loss attributable to Village Farms International, Inc. shareholders	$(22,483)	$(49,329)	$(31,798)	$(101,146)
Adjusted EBITDA (1)	$(658)	$(11,796)	$7,585	$(34,633)
Basic loss per share	$(0.20)	$(0.54)	$(0.29)	$(1.13)
Diluted loss per share	$(0.20)	$(0.54)	$(0.29)	$(1.13)

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience and 85% interest in Leli.

We caution that our results of operations for the three and twelve months ended December 31, 2023, and 2022 may not be indicative of our future performance, particularly in light of global inflation and lingering supply-chain shortages due to world conflicts.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For the Three Months Ended December 31, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$37,118	$32,043	$5,064	$—	$—	$74,225
Cost of sales	(36,285)	(25,217)	(1,717)	—	—	(63,219)
Selling, general and administrative expenses	(2,789)	(7,002)	(3,020)	(2)	(2,708)	(15,521)
Other (expense) income, net	(498)	(298)	(10)	(56)	1,069	207
Impairments	—	—	(14,020)	—	—	(14,020)
Operating loss	(2,454)	(474)	(13,703)	(58)	(1,639)	(18,328)
Recovery of (provision for) income taxes	(1,513)	(509)	—	—	(2,160)	(4,182)
Loss from consolidated entities	(3,967)	(983)	(13,703)	(58)	(3,799)	(22,510)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(13)	—	—	40	27
Net loss	$(3,967)	$(996)	$(13,703)	$(58)	$(3,759)	$(22,483)
Adjusted EBITDA (1)	$(604)	$1,491	$437	$(58)	$(1,924)	$(658)
Basic loss per share	$(0.04)	$(0.01)	$(0.12)	$(0.00)	$(0.03)	$(0.20)
Diluted loss per share	$(0.04)	$(0.01)	$(0.12)	$(0.00)	$(0.03)	$(0.20)

	For the Three Months Ended December 31, 2022
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$36,200	$27,926	$5,331	$—	$—	$69,457
Cost of sales	(37,021)	(27,755)	(1,744)	(41)	—	(66,561)
Selling, general and administrative expenses	(3,279)	(7,807)	(3,825)	(5)	(3,104)	(18,020)
Other (expense) income, net	(411)	(533)	(94)	(37)	46	(1,029)
Impairments	—	—	(13,500)	—	—	(13,500)
Operating loss	(4,511)	(8,169)	(13,832)	(83)	(3,058)	(29,653)
(Provision for) recovery of income taxes	(16,236)	5,759	(7,025)	—	(1,742)	(19,244)
Loss from consolidated entities	(20,747)	(2,410)	(20,857)	(83)	(4,800)	(48,897)
Less: net income attributable to non-controlling interests, net of tax	—	(432)	—	—	—	(432)
Net loss	(20,747)	(2,842)	(20,857)	(83)	(4,800)	(49,329)
Adjusted EBITDA (1)	$(3,007)	$(6,316)	$266	$(83)	$(2,656)	$(11,796)
Basic loss per share	$(0.23)	$(0.03)	$(0.23)	$(0.00)	$(0.05)	$(0.54)
Diluted loss per share	$(0.23)	$(0.03)	$(0.23)	$(0.00)	$(0.05)	$(0.54)

	For the Year Ended December 31, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$151,243	$114,030	$20,330	$—	$—	$285,603
Cost of sales	(151,064)	(78,090)	(7,002)	(21)	—	(236,177)
Selling, general and administrative expenses	(10,625)	(29,275)	(13,118)	(32)	(12,451)	(65,501)
Other income (expense), net	3,495	(2,136)	(18)	(133)	1,519	2,727
Impairments	—	—	(14,020)	—	—	(14,020)
Operating (loss) income	(6,951)	4,529	(13,828)	(186)	(10,932)	(27,368)
Recovery of (provision for) income taxes	(1,284)	(1,431)	—	—	(1,736)	(4,451)
(Loss) income from consolidated entities	(8,235)	3,098	(13,828)	(186)	(12,668)	(31,819)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(162)	—	—	183	21
Net (loss) income	$(8,235)	$2,936	$(13,828)	$(186)	$(12,485)	$(31,798)
Adjusted EBITDA (1)	$506	$14,764	$861	$(186)	$(8,360)	$7,585
Basic (loss) income per share	$(0.07)	$0.03	$(0.13)	$(0.00)	$(0.12)	$(0.29)
Diluted (loss) income per share	$(0.07)	$0.03	$(0.13)	$(0.00)	$(0.12)	$(0.29)

	For the Year Ended December 31, 2022
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$160,252	$109,882	$23,302	$136	$—	$293,572
Cost of sales	(177,634)	(80,494)	(7,643)	(304)	—	(266,075)
Selling, general and administrative expenses	(12,004)	(31,608)	(16,305)	(58)	(12,290)	(72,265)
Other expense, net	(1,187)	(2,023)	(247)	(43)	(1,907)	(5,407)
Write-off of joint venture loan	—	—	—	—	(592)	(592)
Impairments	—	—	(43,299)	—	—	(43,299)
Operating loss	(30,573)	(4,243)	(44,192)	(269)	(14,789)	(94,066)
(Provision for) recovery of income taxes	(9,914)	4,091	—	—	1,142	(4,681)
Loss from consolidated entities	(40,487)	(152)	(44,192)	(269)	(13,647)	(98,747)
Less: net loss attributable to non-controlling interests, net of tax	—	269	—	—	—	269
Loss from equity method investments	—	—	—	—	(2,668)	(2,668)
Net (loss) income	$(40,487)	$117	$(44,192)	$(269)	$(16,315)	$(101,146)
Adjusted EBITDA (1)	$(24,369)	$2,047	$223	$(263)	$(12,271)	$(34,633)
Basic (loss) income per share	$(0.45)	$0.00	$(0.52)	$0.00	$(0.16)	$(1.13)
Diluted (loss) income per share	$(0.45)	$0.00	$(0.52)	$0.00	$(0.16)	$(1.13)

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience.

A detailed discussion of our consolidated and segment results can be found in our Annual Report on Form 10-K for the twelve months ended December 31, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedar.com). In addition, the Annual Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For the Three Months Ended December 31, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(3,967)	$(996)	$(13,703)	$(58)	$(3,759)	$(22,483)
Add:
Amortization	1,297	2,028	56	—	63	3,444
Foreign currency exchange (gain) loss	(42)	(66)	—	—	(838)	(946)
Interest expense (income), net	595	267	—	—	(233)	629
Provision for income taxes	1,513	508	—	—	2,161	4,182
(Provision for) recovery of income taxes attributable to non-controlling interest	—	(104)	—	—	6	(98)
Share-based compensation	—	(576)	54	—	447	(75)
Interest expense for JV's	—	50	—	—	—	50
Amortization for JVs	—	340	—	—	229	569
Foreign currency exchange loss for JVs	—	2	—	—	—	2
Share-based compensation for JV's	—	38	—	—	—	38
Other expenses for JV's	—	(34)	—	—	—	(34)
Deferred financing fees	—	34	—	—	—	34
Impairments	—	—	14,020	—	—	14,020
Other expense	—	—	10	—	—	10
Adjusted EBITDA (2)	$(604)	$1,491	$437	$(58)	$(1,924)	$(658)

	For the Three Months Ended December 31, 2022
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(20,747)	$(2,842)	$(20,857)	$(83)	$(4,800)	$(49,329)
Add:
Amortization	1,292	992	140	—	—	2,424
Foreign currency exchange loss	—	38	26	—	22	86
Interest expense (income), net	500	402	—	—	(65)	837
Provision for (recovery of) income taxes	16,236	(5,759)	7,025	—	1,742	19,244
(Provision for) recovery of income taxes attributable to non-controlling interest	—	630	—	—	—	630
Share-based compensation	—	362	39	—	471	872
Amortization for JVs	—	241	—	—	—	241
Share-based compensation for JV's	—	45	—	—	—	45
Other expense for JV's	—	45	—	—	—	45
Deferred financing fees	—	43	—	—	—	43
Impairments	—	—	13,500	—	—	13,500
Other expense, net	(288)	218	393	—	(26)	297
Purchase price adjustment (1)	—	(731)	—	—	—	(731)
Adjusted EBITDA (2)	(3,007)	(6,316)	266	(83)	(2,656)	(11,796)

	For the Year Ended December 31, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(8,235)	$2,936	$(13,828)	$(186)	$(12,485)	$(31,798)
Add:
Amortization	5,136	7,106	335	—	251	12,828
Foreign currency exchange (gain) loss	(2)	(74)	19	—	(693)	(750)
Interest expense (income), net	2,323	1,882	(24)	—	(828)	3,353
Provision for income taxes	1,284	1,430	—	—	1,737	4,451
(Provision for) recovery of income taxes attributable to non-controlling interest	—	(104)	—	—	6	(98)
Share-based compensation	—	(152)	317	—	2,733	2,898
Interest expense for JV's	—	97	—	—	—	97
Amortization for JV's	—	1,412	—	—	919	2,331
Foreign currency exchange loss for JV's	—	7	—	—	—	7
Share-based compensation for JV's	—	151	—	—	—	151
Other expenses for JV's	—	(63)	—	—	—	(63)
Deferred financing fees	—	136	—	—	—	136
Impairments	—	—	14,020	—	—	14,020
Other expense	—	—	22	—	—	22
Adjusted EBITDA (2)	$506	$14,764	$861	$(186)	$(8,360)	$7,585

	For the Year Ended December 31, 2022
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(40,487)	$117	$(44,192)	$(269)	$(16,315)	$(101,146)
Add:
Amortization	5,044	4,652	564	—	—	10,260
Foreign currency exchange loss	—	115	47	2	2,104	2,268
Interest expense (income), net	1,471	1,758	—	4	(195)	3,038
Provision for (recovery of) income taxes	9,914	(4,091)	—	—	(1,142)	4,681
(Provision for) recovery of income taxes attributable to non-controlling interest	—	737	—	—	—	737
Share-based compensation	—	1,194	305	—	2,309	3,808
Interest expense for JV's	—	—	—	—	38	38
Amortization for JV's	—	1,554	—	—	—	1,554
Foreign currency exchange loss for JV's	—	1	—	—	—	1
Share-based compensation for JV's	—	124	—	—	—	124
Other expense for JV's	—	(26)	—	—	—	(26)
Deferred financing fees	—	214	—	—	—	214
Impairments	—	—	43,299	—	—	43,299
Gain on disposal of assets	(7)	—	—	—	—	(7)
Other expense, net	(304)	(34)	200	—	338	200
JV exit-related costs	—	—	—	—	592	592
Purchase price adjustment (1)	—	(4,268)	—	—	—	(4,268)
Adjusted EBITDA (2)	$(24,369)	$2,047	$223	$(263)	$(12,271)	$(34,633)
Adjusted EBITDA for JV's	$-	$-	$-	$-	$(327)	$(327)
Adjusted EBITDA excluding JV's (6)	$(24,369)	$2,047	$223	$(263)	$(11,944)	$(34,306)

1 The purchase price adjustment primarily reflects the non-cash accounting charge resulting from the revaluation of Pure Sunfarms’ inventory to fair value at the acquisition date on November 2, 2020, Pure Sunfarms' intangible amortization and Rose intangible amortization resulting from the September 30, 2022 finalization of the Rose purchase price accounting.

2 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience.

This press release is intended to be read in conjunction with the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedar.com). In addition, the Annual Report can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Conference Call

Village Farms’ management team will host a conference call to discuss the fourth quarter and year end 2023 financial results today, Wednesday, March 13, 2024, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Fourth Quarter 2023 Conference Call Webcastor on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Fourth Quarter 2023 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts, however, others are invited to submit their questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email as part of the conference call question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America, the Netherlands and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Inc. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position; ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the US federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations LodeRock Advisors (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$ 30,291	$ 16,676
Restricted cash	5,000	5,000
Trade receivables	30,561	27,558
Inventories	78,472	70,582
Other receivables	294	309
Income tax receivable, net	—	6,900
Prepaid expenses and deposits	7,150	5,959
Total current assets	151,768	132,984
Non-current assets
Property, plant and equipment	205,613	207,701
Investments	2,656	2,109
Goodwill	55,918	66,225
Intangibles	32,275	37,157
Deferred tax asset	4,201	4,201
Right-of-use assets	12,596	9,132
Other assets	1,962	5,776
Total assets	$ 466,989	$ 465,285
LIABILITIES
Current liabilities
Line of credit	$ 4,000	$ 7,529
Trade payables	21,753	24,894
Current maturities of long-term debt	9,133	9,646
Accrued sales taxes	15,941	11,594
Accrued loyalty program	1,773	2,060
Accrued liabilities	15,076	13,064
Lease liabilities - current	2,112	1,970
Income tax payable	28	—
Other current liabilities	2,340	1,458
Total current liabilities	72,156	72,215
Non-current liabilities
Long-term debt	38,925	43,821
Deferred tax liability	23,730	19,756
Lease liabilities - non-current	11,335	7,785
Other liabilities	1,902	1,714
Total liabilities	148,048	145,291
Commitments and contingencies
MEZZANINE EQUITY
Redeemable non-controlling interests	15,667	16,164
SHAREHOLDERS’ EQUITY
Common stock	386,719	372,429
Additional paid in capital	25,611	13,372
Accumulated other comprehensive loss	(3,540)	(8,371)

Retained earnings	(106,165)	(74,367)
Total Village Farms International, Inc. shareholders' equity	302,625	303,063
Non-controlling interest	649	767
Total shareholders' equity	303,274	303,830
Total liabilities, mezzanine equity and shareholders’ equity	$ 466,989	$ 465,285

Village Farms International, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Sales	$ 74,225	$ 69,457	$ 285,603	$ 293,572
Cost of sales	(63,219)	(66,561)	(236,177)	(266,075)
Gross margin	11,006	2,896	49,426	27,497
Selling, general and administrative expenses	(15,521)	(18,020)	(65,501)	(72,265)
Interest expense	(977)	(914)	(4,509)	(3,244)
Interest income	277	78	1,018	207
Foreign exchange gain (loss)	904	(84)	602	(2,255)
Other income (expense), net	3	(109)	5,616	(115)
Write-off of joint venture loan	—	—	—	(592)
Impairments	(14,020)	(13,500)	(14,020)	(43,299)
Loss before taxes and loss from equity method investments	(18,328)	(29,653)	(27,368)	(94,066)
Provision for income taxes	(4,182)	(19,244)	(4,451)	(4,681)
Loss including non-controlling interest and before equity losses	(22,510)	(48,897)	(31,819)	(98,747)
Less: net loss (income) attributable to non-controlling interests, net of tax	27	(432)	21	269
Loss from equity method investments	—	—	—	(2,668)
Net loss attributable to Village Farms International, Inc. shareholders	$ (22,483)	$ (49,329)	$ (31,798)	$ (101,146)
Adjusted EBITDA (1)	$ (658)	$ (11,796)	$ 7,585	$ (34,633)
Basic loss per share	$ (0.20)	$ (0.54)	$ (0.29)	$ (1.13)
Diluted loss per share	$ (0.20)	$ (0.54)	$ (0.29)	$ (1.13)

Village Farms International, Inc.

Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	2023	2022
Cash flows provided by (used in) operating activities:
Net loss attributable to Village Farms International, Inc. shareholders	$ (31,798)	$ (101,146)
Adjustments to reconcile net loss attributable to Village Farms International, Inc. shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	15,926	13,054
Amortization of deferred charges	136	214
Share of loss from joint venture	—	2,668
Net income (loss) attributable to non-controlling interest	(21)	(269)
Interest expense	4,509	3,244
Interest income	—	(207)
Interest paid on long-term debt	(4,700)	(3,420)
Unrealized foreign exchange loss	64	83
Impairments	14,020	43,299
Inventory impairment	—	11,038
Write-off of joint venture loan	—	592
Loss (gain) on disposal of assets	7	(7)
Non-cash lease expense	2,103	(604)
Other	—	—
Share-based compensation	3,111	3,987
Deferred income taxes	4,046	9,831
Changes in non-cash working capital items	(2,088)	(2,246)
Net cash provided by (used in) operating activities	5,315	(19,889)
Cash flows (used in) provided by investing activities:
Purchases of property, plant and equipment	(6,518)	(14,292)
Advances to joint ventures	—	—
Acquisitions, net	—	(5,873)
Equity investment	(548)	—
Issuance of note receivable	—	(734)
Repayment of note receivable	835	—
Net cash used in investing activities	(6,231)	(20,899)
Cash flows provided by (used in) financing activities:
Proceeds from borrowings	—	7,321
Repayments on borrowings	(9,281)	(9,709)
Proceeds from issuance of common stock and warrants	24,772	6,898
Issuance costs	(1,437)	(206)
Proceeds from exercise of stock options	83	192
Proceeds from exercise of warrants	—	—
Share re-purchases	—	—
Payments on capital lease obligations	—	—
Payment of note payable related to acquisition	—	—
Net cash provided by financing activities	14,137	4,496
Effect of exchange rate changes on cash and cash equivalents	394	(699)
Net increase (decrease) in cash, cash equivalents and restricted cash	13,615	(36,991)

Cash, cash equivalents and restricted cash, beginning of period	21,676	58,667
Cash, cash equivalents and restricted cash, end of period	$ 35,291	$ 21,676
Supplemental disclosure of non-cash activities:
Non-Cash - investing and financing activities
Shares issued for acquisitions	$ —	$ —
Operating lease right-of-use assets	$ 5,578	$ —
Operating lease liabilities	$ 5,578	$ —
Supplemental cash flow information:
Income taxes paid	$ —	$ —